EXHIBIT 99.6

Consolidated Financial Statements

Safety and Ecology
Holdings Corporation

June 26, 2011 and June 27, 2010
with Report of Independent Auditors

Safety and Ecology Holdings Corporation

Consolidated Financial Statements

June 26, 2011 and June 27, 2010

Contents

Consolidated Financial Statements

Report of Independent Auditors

Board of Directors
Safety and Ecology Holdings Corporation

We have audited the accompanying consolidated balance sheets of Safety and Ecology Holdings Corporation (the "Company"), a wholly-owned subsidiary of Homeland Security Capital Corporation as of June 26, 2011 and June 27, 2010, and the statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting on a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position as of June 26, 2011 and June 27, 2010, of Safety and Ecology Holdings Corporation, a wholly-owned subsidiary of Homeland Security Capital Corporation, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 13 to the financial statements, all of the Company's issued and outstanding stock has been sold subsequent to June 26, 2011.

September 30, 2011 except Note 13,
as to which the date is October 31, 2011 and
except Note 14, as to which the date
is January 17, 2012

Safety and Ecology Holdings Corporation

Consolidated Balance Sheets

	June 26 2011	June 27 2010
Assets
Current assets:
Cash and cash equivalents	$933,611	$-
Trade accounts receivable (less allowance for bad debts of $108,332 in 2011 and $76,419 in 2010)	16,177,646	12,853,251
Trade accounts receivable from related party	60,908	406,018
Costs and estimated earnings in excess of billings	3,106,646	7,023,835
Retainages receivable	1,212,763	2,521,414
Prepaid expenses and other current assets	179,328	376,045
Income taxes refundable	321,760	-
Deferred income taxes	-	234,484
Total current assets	21,992,662	23,415,047

Property and equipment:
Furniture and fixtures	325,410	274,863
Machinery and equipment	3,782,766	3,160,819
Automobiles and trucks	630,409	608,374
	4,738,585	4,044,056
Less accumulated depreciation	4,151,165	3,192,124
Net property and equipment	587,420	851,932

Other assets:
Assets held for sale	-	1,455,141
Deposits and other assets	22,569	291,496
Intangible assets (less accumulated amortization o $241,232 in 2011 and $196,674 in 2010)	302,256	346,814
Goodwill	7,164,501	7,164,501
Loan issue costs, net	-	8,000
Total other assets	7,489,326	9,265,952
Total assets	$30,069,408	$33,532,931

Safety and Ecology Holdings Corporation

Consolidated Balance Sheets (continued)

	June 26 2011	June 27 2010
Liabilities and shareholder's equity
Current liabilities:
Outstanding checks in excess of bank balance	$866,599	$44,085
Trade accounts payable	8,134,999	7,007,544
Accounts payable to related party	-	1,399,298
Accrued compensation	2,733,597	2,568,857
Other accrued liabilities	60,359	219,633
Billings in excess of costs and estimated earnings	1,508,531	661,115
Income taxes payable	-	449,170
Current portion of long-term debt	-	449,612
Deferred income taxes	16,116	-
Total current liabilities	13,320,201	12,799,314

Long-term liabilities:
Deferred income taxes	365,094	559,156
Long-term debt, less current portion	-	609,248
Note payable	-	2,162,000
Total long-term liabilities	365,094	3,330,404
Total liabilities	13,685,295	16,129,718

Shareholder's equity:
Common stock; $0.001 par value: Authorized shares - 50,000,000 Issued and outstanding shares - 20	1	1
Series A Preferred stock; $0.001 par value: Authorized shares - 25,000,000 Issued and outstanding shares - 10,550,000	10,550	10,550
Additional paid-in capital	15,231,704	15,423,455
Retained earnings	2,211,952	1,952,595
Accumulated other comprehensive income-foreign currency translation adjustments	(118,113)	(148,768)
	17,336,094	17,237,833
Less payments to parent company	1,288,219	-
	16,047,875	17,237,833
Noncontrolling interest	336,238	165,380
Total shareholder's equity	16,384,113	17,403,213
Total liabilities and shareholder's equity	$30,069,408	$33,532,931

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Consolidated Statements of Operations

	Year ended
	June 26 2011	June 27 2010

Net contract revenues	$98,326,785	$85,921,532

Contract costs and expenses	84,532,892	68,698,494
Gross margin on contracts	13,793,893	17,223,038

General and administrative expenses	12,918,532	11,682,795
Operating income	875,361	5,540,243

Other expense:
Interest expense	87,823	227,486
Impairment loss on equipment held for sale	-	425,267
Total other expense	87,823	652,753

Income before income taxes	787,538	4,887,490

Provision for income taxes (benefit):
Current	152,906	2,642,928
Deferred	56,537	(458,827)
Net provision for income tax expense	209,443	2,184,101

Net income	578,095	2,703,389

Less net income attributable to noncontrolling interest in subsidiary	318,738	137,380
Net income attributable to Safety and Ecology Holdings Corporation shareholders	$259,357	$2,566,009

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Consolidated Statements of Shareholders' Equity

	Series A Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Payments to Parent Company	Noncontrolling Interest	Total
Balance at July 1, 2010	$10,550	$1	$15,350,904	$(613,414)	$(72,324)	$-	$-	$14,675,717
Net income	-	-	-	2,566,009	-	-	137,380	2,703,389
Noncontrolling interest investment in subsidiary	-	-	-	-	-	-	28,000	28,000
Stock compensation	-	-	72,551	-	-	-	-	72,551
Cumulative translation adjustments	-	-	-	-	(76,444)	-	-	(76,444)
Balance at June 27, 2010	$10,550	$1	$15,423,455	$1,952,595	$(148,768)	$-	$165,380	$17,403,213
Net income	-	-	-	259,357	-	-	318,738	578,095
Noncontrolling interest investment in subsidiary	-	-	-	-	-	-	(10,500)	(10,500)
Member distribution	-	-	-	-	-	-	(137,380)	(137,380)
Stock buyout	-	-	(191,751)	-	-	-	-	(191,751)
Payments to parent company	-	-	-	-	-	(1,288,219)	-	(1,288,219)
Cumulative translation adjustments	-	-	-	-	30,655	-	-	30,655
Balance at June 26, 2011	$10,550	$1	$15,231,704	$2,211,952	$(118,113)	$(1,288,219)	$336,238	$16,384,113

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Consolidated Statements of Cash Flows

	Year ended
	June 26 2011	June 27 2010
Operating activities
Net income	$578,095	$2,703,389
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Impairment loss on equipment held for sale	-	425,267
Depreciation and amortization	1,308,016	1,995,185
Deferred income taxes	56,538	(458,827)
Share-based compensation expense	658,249	72,551
Gain on sale of assets	(90,584)	-
Changes in operating assets and liabilities:
Receivables	(2,015,744)	(3,788,311)
Trade accounts receivable from related party	345,110	166,799
Costs and estimated earnings in excess of billings	3,917,189	(3,651,946)
Prepaid expenses and other current assets	168,504	(196,325)
Accounts payable, accrued expenses and other liabilities	1,132,921	(819,591)
Accounts payable to related party	(1,399,298)	1,179,100
Income taxes payable	(770,930)	432,595
Billings in excess of costs and estimated earnings	847,416	(37,647)
Net cash provided by (used in) operating activities	4,735,482	(1,977,761)

Investing activities
Purchases of property and equipment	(693,806)	(353,981)
Proceeds from assets held for sale	1,545,725	-
Net cash provided by (used in) financing activities	851,919	(353,981)

Financing activities
Net (payments) borrowings on line of credit	(2,162,000)	1,650,000
Principal payments on long-term debt	(1,058,860)	(970,175)
Net change in outstanding checks in excess of bank balances	822,514	44,085
Investment (paid) received for interest in subsidiary	(10,500)	28,000
Payments to parent company	(1,288,219)	-
Distribution to noncontrolling interest in subsidiary	(137,380)	-
Buyout of employee stock options	(850,000)	-
Net cash (used in) provided by financing activities	(4,684,445)	751,910

Effect of exchange rate changes on cash and cash equivalents	30,655	(76,444)

Safety and Ecology Holdings Corporation

Consolidated Statements of Cash Flows

	Year ended
	June 26 2011	June 27 2010
Net increase (decrease) in cash and cash equivalents	$933,611	$(1,656,276)
Cash and cash equivalents at beginning of year	-	1,656,276
Cash and cash equivalents at end of year	$933,611	$-

Supplemental disclosures of cash flow information
Cash paid for interest	$97,903	$202,089
Net cash paid for income taxes	923,836	49,514

See accompanying Notes to Consolidated Financial Statements.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements

June 26, 2011

1.   Description of Business and Summary of Significant Accounting Policies

Description of Business

The Company is a wholly owned subsidiary of Homeland Security Capital Corporation. The Company is primarily engaged in the business of providing project management and consulting services in the environmental and waste management field and has customers throughout the United States. Safety and Ecology Corporation Limited ("SECL"), a wholly owned subsidiary, provides a comprehensive range of specialist environmental engineering consulting services in the United Kingdom.

The Company's fiscal year is the last Sunday in June, or June 26, 2011 and June 27, 2010, respectively. All references in these financial statements are to the fiscal year-end unless otherwise specified.

Principles of Consolidation

The consolidated financial statements include the accounts of Safety and Ecology Holdings Corporation and its majority-owned subsidiaries, Safety and Ecology Corporation ("SECL"), a United Kingdom corporation, and SEC Radcon Alliance, LLC ("SECRA") which began operations in February 2010. During 2010, the Company owed 60% of SECRA. During 2011, the Company purchased an additional 15% of SECRA for $10,500 and owns 75% of SECRA as of December 31, 2011. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of items included in working capital approximates fair value because of the short maturity of those instruments. The carrying value of the Company's debt approximates fair value because it bears interest at rates that are similar to current borrowing rates for loans of comparable terms, maturity and credit risk that are available to the Company.

Revenues and Cost Recognition

Revenues are derived primarily from services performed under fixed fee and time and materials contracts. Revenues and costs derived from fixed price contracts are recognized using the percentage of completion (efforts expended) method.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

1.   Description of Business and Summary of Significant Accounting Policies (continued)

Revenues and Cost Recognition (continued)

Contract costs include all direct labor, materials, and other non-labor costs and those indirect costs related to contract support, such as fringe benefits, overhead labor, depreciation, supplies, tools, repairs and equipment rental. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of inherent uncertainties in estimating costs, it is at least reasonably possible the estimates used will change within the near term.

The asset, "costs and estimated earnings in excess of billings", represents revenues recognized in excess of billed amounts and approximately $2,391,000 in unbilled claims for costs incurred in excess of contracted amounts for which the Company believes they have a legal right to recover. However, the ultimate realization is subject to the change in the near term. The liability, "billings in excess of costs and estimated earnings", represents billings in excess of revenues recognized and accrued costs to jobs.

Cash and Cash Equivalents

The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents. Cash consists of cash on hand and deposits in banks.

Recognition of Losses on Receivables

Trade accounts receivable are recorded at their estimated net realizable values using the allowance method. The Company generally does not require collateral from customers. Management periodically reviews accounts for collectability, including accounts determined to be delinquent based on contractual terms. An allowance for doubtful accounts is maintained at the level management deems necessary to reflect anticipated credit losses. When accounts are determined to be uncollectible, they are charged off against the allowance for bad debts.

Property and Equipment

Property and equipment is stated at cost. Major renewals and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

1.   Description of Business and Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

During 2010, the Company completed a contract and began to seek buyers for certain equipment used for the completed contract. The equipment was classified as held for sale on the accompanying consolidated balance sheet at fair value and an impairment loss of $425,267 was recognized on the accompanying consolidated statement of operations in 2010. During 2011, the equipment was sold for approximately $1,510,000 and the related equipment note of $1,058,860 was satisfied with the proceeds from the sale.

Goodwill and Other Intangible Assets

Intangible assets consist of goodwill, non-compete agreements, contracts and trademarks. Goodwill is the excess of the acquisition cost of a business over the fair value of the identifiable net assets acquired. Goodwill is an indefinite lived asset and is not amortized. Other intangibles, excluding trademarks, are amortized on a straight-line basis over their estimated useful lives. Trademarks were determined to have indefinite useful lives and accordingly are not subject to amortization.

The Company reviews the carrying amounts of goodwill and intangible assets at least annually and impairment losses are recognized if the carrying value of the intangible exceeds its fair value. The Company did not incur any charges for impairment in 2011 or 2010.

Loan Issue Costs

Loan issue costs are amortized on a straight line basis over the term of the related debt. These unamortized costs amounted to $8,000 as of June 27, 2010, and were fully amortized as of June 26, 2011. Amortization expense totaled $8,000 in 2011 and $74,526 in 2010.

Income Taxes

The amount provided for income taxes is based upon the amounts of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events recognized in the financial statements as measured by the provisions of enacted tax laws.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

1.   Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company evaluates its uncertain tax positions and a loss would be recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount that would be recognized is subject to estimate and management's assessment of relevant risks, facts and circumstances for each uncertain tax position. To the extent the Company's assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. The Company reports any tax-related interest and penalties as a component of income tax expense. The Company is subject to federal and state income taxes in which the Company operates. Tax years subject to examination by federal and state jurisdictions include 2007 and after.

Foreign Operations

SECL, a United Kingdom Corporation, which is wholly owned by the Company had total assets of $128,353 and $214,136, and total liabilities of $11,720 and $752,711 as of June 26, 2011 and June 27, 2010, respectively. SECL incurred a net loss of $112,630 in 2011 and $442,788 in 2010. The results of SECL are included in the accompanying consolidated financial statements. The financial statements of SECL are translated using exchange rates in effect at year-end for assets and liabilities and average exchange rates during the year for results of operations. The related translation adjustments are reported as a separate component of shareholder's equity.

Stock Based Compensation

Share based payment awards that result in a cost are measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and are reflected as compensation cost in the financial statements.

Reclassifications

Certain balances in the prior year have been reclassified to conform with 2011 classifications.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

2.   Intangible Assets

Intangible assets consist of the following as of June 26, 2011:

	Amount	Amortization Period
Depreciable intangibles:
Non-compete agreements	$92,665	1 Year
Contracts	445,823	10 Years
	538,488
Less accumulated amortization	(241,232)
	297,256
Non-depreciable intangibles:
Trademarks	5,000
Intangible assets, net	$302,256

Amortization expense for intangibles was approximately $45,000 during 2011 and 2010. Amortization costs for the next five years are expected to be approximately $45,000 per year.

3.   Note Payable and Long-Term Debt Long-term debt consists of the following:

	2011	2010
Note payable due in monthly installments of $36,296 including interest at 5.22%, collateralized by equipment with original cost of $1,993,212. Repaid in 2011.	$-	$1,058,860
Less current portion	-	449,612
Long-term portion	$-	$609,248

As of June 26, 2011, the company does not have any future maturities of long-term debt.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

3.   Note Payable and Long-Term Debt (continued)

The Company has a bank line of credit (the "Line of Credit"), however no amount was outstanding at June 26, 2011. The Line of Credit is secured by substantially all of the Company's assets and provides the Company an $8,000,000 revolving line of credit available for working capital needs of the Company and its current and future subsidiaries, including an inter-company facility for credit to foreign operations. Borrowings under the Line of Credit are limited by collateral formulas, based principally upon the Company's domestic accounts receivable ($8,000,000 available at June 26, 2011). The agreement requires the Company to maintain a minimum working capital (as defined) and restricts payments of dividends or distributions to shareholders and affiliates. The interest rate is determined at LIBOR plus a margin determined on a quarterly basis based on certain funded debt to EBITDA ratios and was 3.00% as of June 26, 2011. The Line of Credit also provides for the issuance of up to $4,000,000 in letters of credit subject to certain provisions. The Company had no letters of credit outstanding as of June 26, 2011.

4.   Employee Benefit Plans

The Company has a 401(k) profit sharing plan covering substantially all its employees. Employees are allowed to make before-tax contributions to the plan, through salary reduction, up to the legal limits as described under the Internal Revenue Code. The Company's contributions to the plan totaled $432,532 in 2011 and $332,481 in 2010.

SECL has a group stakeholder pension scheme for the benefit of its employees. The plan covers substantially all SECL employees and provides for SECL to contribute at least three percent of the eligible employee's compensation to the plan. SECL did not make any contributions in 2011 and contributed $610 in 2010.

5.   Equity Incentive Plan

The Company has a 2008 Equity Incentive Plan (the "2008 Plan") which provides for up to 964,669 options to be granted to executive and non-executive employees to purchase shares of Common Stock of the Company.

A total of 964,669 options were available under this plan with a weighted average fair market value of $1.24 per share as determined by the Company, based on a pricing model approved by the Company. During the year, all options outstanding and exercisable were purchased by the company for $850,000. Compensation expense totaled $658,249 in 2011 and $72,551 in 2010 related to the 2008 Plan.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

6.   Leases

The Company has a lease agreement for office space with an entity owned by the Company's CEO. The Company recognized rent expense under this agreement of $344,028 in 2011 and 2010.

The Company also leases office space, equipment and warehouse space under noncancelable operating leases expiring on various dates through 2011. Total rental expense for all noncancelable operating leases, excluding the office lease above, totaled $304,893 in 2011 and $278,177 in 2010.

Future minimum lease payments for all noncancellable leases, by year and in the aggregate, consist of the following as of June 26, 2011:

	Related Party	Other	Total

2012	$344,028	$225,144	$569,172
2013	344,028	29,330	373,358
2014	344,028	-	344,028
2015	344,028	-	344,028
2016	344,028	-	344,028
Thereafter	659,381	-	659,381
	$2,379,521	$254,474	$2,633,995

7.   Series A Convertible Preferred Stock

All of the issued and outstanding shares of the Company's Series A Preferred Stock is held by HSCC and is pledged as collateral on certain hScC debt. Each Preferred Share accrues dividends cumulatively at the rate of eight percent (8%) per annum. Preferred dividends are approximately $2,778,167 in arrears as of June 26, 2011. Each preferred share is convertible into one share of the Company's common stock at any time by HSCC, subject to adjustment for stock dividends, stock splits, and similar events. Each Preferred Share is entitled to one vote as if converted into Company common stock. The holders of the outstanding Preferred Shares vote as a class on certain matters and will have the right to designate a majority of the board of directors of the Company. Each Preferred Share has a liquidation preference of $1.00 per share plus any accrued and unpaid dividends.

8.   Concentration of Credit Risk

During the year ended June 26, 2011, the Company had three customers which accounted for 22%, 20%, and 11%, respectively of contract revenues. As of June 26, 2011, there were two customers who accounted for 27% and 23% of customer receivables. As of June 27, 2010, there were three customers which accounted for 21%, 18%, and 15%, respectively of contract revenues and five customers who comprised 45% of customer receivables.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

9.   Income Taxes

The Company is included in the consolidated federal income tax return of HSCC. The Company has a tax sharing arrangement which requires it to make tax payments to HSCC equal to the Company's liability as if it filed a separate return. The Company paid HSCC approximately $1,300,000 in 2011 and $364,000 in 2010 related to the tax sharing arrangement.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax assets and liabilities at June 26, 2011, are as follows:

	Non-United States	United States	Total

Deferred tax assets:
Accrued vacation	$-	$51,476	$51,476
Allowance for bad debts	-	41,480	41,480
Other	-	17,577	17,577
Net operating loss carryforwards	502,846	-	502,846
Deferred tax asset	-	110,533	613,379
Valuation allowance for deferred tax assets	(502,846)	-	(502,846)
Net deferred tax asset	-	110,533	110,533
Deferred tax liabilities:
Prepaid expenses	-	(40,567)	(40,567)
Tax over book depreciation	-	(251,290)	(251,290)
Amortization of intangibles	-	(113,804)	(113,804)
Other	-	(86,082)	(86,082)
Total deferred tax liabilities	-	(491,743)	(491,743)
Net deferred tax liabilities	-	(381,210)	(381,210)
Less portion classified as current liability	-	(16,116)	(16,116)
Portion classified as long-term liability	$-	$(365,094)	$(365,094)

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

9.   Income Taxes (continued)

For financial statement purposes, a valuation allowance has been established to offset the benefit of non-United States net operating loss carryforwards due to uncertainties surrounding their ultimate realization. This valuation allowance increased by $22,526 in 2011 and $78,884 in 2010.

Significant components of the Company's deferred tax assets and liabilities at June 27, 2010, are as follows:

	Non-United States	United States	Total

Deferred tax assets:
Accrued vacation	$-	$41,622	$41,622
Allowance for bad debts	-	28,973	28,973
Other	-	196,185	196,185
Net operating loss carryforwards	480,320	-	480,320
Deferred tax asset	480,320	266,780	747,100
Valuation allowance for deferred tax assets	(480,320)	-	(480,320)
Net deferred tax asset	-	266,780	266,780
Deferred tax liabilities:
Prepaid expenses	-	(32,296)	(32,296)
Tax over book depreciation	-	(428,282)	(428,282)
Amortization of intangibles	-	(130,874)	(130,874)
Total deferred tax liabilities	-	(591,452)	(591,452)
Net deferred tax liabilities	-	(324,672)	(324,672)
Less portion classified as current asset	-	234,484	234,484
Portion classified as long-term liability	$-	$559,156	$559,156

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

9.   Income Taxes (continued)

Significant components of the provision for income tax (benefit) expense are as follows:

	2011	2010

Current United States-Federal	$152,906	$2,642,928
Non-United States	-	-
Deferred:
United States:
Federal	37,314	(406,933)
State	19,223	(51,894)
Total deferred United States	56,537	(458,827)
Net provision for income tax expense	$209,443	$2,184,101

The Company's income tax provision (benefit) differs from that obtained by using the federal statutory rate of 34% as a result of the following:

	2011	2010

Federal income taxes at 34%	$306,057	$1,661,748
Non-United States loss	-	150,548
Effect of permanent differences	(37,995)	-
Other	(125,144)	91,185
State income taxes	66,525	280,620
Net income tax expenses	$209,443	$2,184,101

10. Changes in Estimates

Revisions in contract profits are made in the period in which circumstances requiring the revision become known. The effect of changes in estimates of contract profits was to decrease net income by approximately $1,900,000 in 2011 from that which would have been reported had the revised estimates been used as the basis of recognition of contract profits in the proceeding period.

11. Contingencies

During the ordinary course of business, the Company is subject to various other disputes and claims pertaining to contracts, and there are uncertainties surrounding the ultimate resolution of these matters. Because of these uncertainties, it is at least reasonably possible the amounts recorded will change within the near term.

Safety and Ecology Holdings Corporation

Notes to Consolidated Financial Statements (continued)

12. Related Party Transactions

The Company paid HSCC management fees of $240,000 in 2011 and 2010. During 2010, the Company also paid HSCC accounting fees totaling $400,000. The Company also provided certain management and public relations support to HSCC totaling approximately $165,000 in 2011 and $223,000 in 2010.

At December 31, 2011, the Company had outstanding advances to HSCC totaling $1,288,219. As the advances are not expected to be repaid by HSCC, the advances have been classified as a reduction in shareholder's equity.

13. Subsequent Events

Subsequent to June 26, 2011, HSCC entered into an agreement to sell the Company. On October 31, 2011 all the issued and outstanding shares of the Company's stock have been sold.

14. Subsequent Contract Losses

Subsequent to September 30, 2011, management determined the Company has incurred additional estimated losses on two contracts. On one contract, certain requests for equitable adjustment (REA) totaling approximately $1,800,000 were rejected. These REA’s were included in costs and estimated earnings in excess of billings on the accompanying financial statements as of June 26, 2011. Also, the Company anticipates additional losses on another contract in progress as of June 26, 2011; however, the amount of loss has not been determined.